Exhibit 99.1

Regional Management Corp. Announces Third Quarter 2022 Results

-   Net income of $10.1 million and diluted earnings per share of $1.06   -

-   22.3% year-over-year net finance receivables growth and
17.9% year-over-year revenue growth   -

-   30+ day contractual delinquencies of 7.2% as of September 30, 2022   -

Greenville, South Carolina – November 1, 2022 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the third quarter ended September 30, 2022.

“We’re pleased with our third quarter results, as we continued to grow our account base and portfolio in a controlled and profitable manner, while also maintaining a tightened credit box,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “Demand for our loan products remained strong in the quarter. We expanded our operations to California and Louisiana, increased our account base by 16% from the prior year to more than 500,000 accounts, and grew our loan portfolio to an all-time high of $1.6 billion. For the sixth straight quarter, we logged double-digit year-over-year growth in our net finance receivables and quarterly revenue, which were up 22% and 18%, respectively, and we produced $10.1 million of net income and $1.06 of diluted EPS. Notably, we are achieving our growth principally through geographic expansion, not from credit box expansion. Our team has consistently demonstrated its ability to execute on our long-term strategic plans and deliver sustainable returns to our shareholders, despite the challenging macroeconomic environment.”

“We continue to take a cautious approach as we monitor the health of the consumer,” added Mr. Beck. “Our 30+ day delinquency rate rose to 7.2% at the end of the quarter, but our 1 to 29 day delinquency rate continues to perform 120 basis points better than 2019 pre-pandemic levels, an encouraging sign that our credit tightening actions and collections strategies are benefiting our more recent 2022 vintages. With a reserve rate of 11.2%, including $19 million of macro-related reserves, we feel very comfortable with our current credit posture. Our primary focus remains on maintaining the credit quality of our loan portfolio, supporting our customers, and controlling expenses, and we stand ready to adapt our underwriting models quickly whenever we observe either risks or opportunities in the market based on changing economic conditions. At the same time, we will continue to execute on our long-term strategies of geographic expansion and digital innovation that will drive controlled, sustainable growth and profitability.”

Third Quarter 2022 Highlights

•	Net income for the third quarter of 2022 was $10.1 million and diluted earnings per share was $1.06, decreases of 54.7% and 49.8%, respectively, compared to the prior-year period.

•	Net finance receivables as of September 30, 2022 hit an all-time high of $1.61 billion, an increase of $293.4 million, or 22.3%, from the prior-year period.

-

Large loan net finance receivables of $1.1 billion increased $232.2 million, or 26.3%, from the prior-year period and represented 69.4% of the total loan portfolio. Small loan net finance receivables were $480.2 million, an increase of 14.4% from the prior-year period.

-	Digitally sourced and direct mail loan originations were both at record levels for a third quarter.

-	Total loan originations of $418.7 million in the third quarter of 2022, a decrease of $2.0 million, or 0.5%, from the prior-year period.

-	Record digitally sourced loan originations of $56.3 million in the third quarter of 2022, an increase of $8.2 million, or 17.0%, from the prior-year period.

•	Total revenue for the third quarter of 2022 was a record $131.5 million, an increase of $20.0 million, or 17.9%, from the prior-year period.

-	Interest and fee income increased $16.7 million, or 16.8%, primarily due to higher average net finance receivables.

-	Insurance income, net increased $2.6 million, or 27.3%, driven by portfolio growth.

•

Provision for credit losses for the third quarter of 2022 was $48.1 million, an increase of $22.0 million, or 84.2%, from the prior-year period. The provision for credit losses for the third quarter of 2022 included incremental reserves of $8.2 million primarily for the $81.9 million in sequential portfolio growth and $4.1 million based on the macroeconomic model.

-

Allowance for credit losses was $179.8 million as of September 30, 2022, including a $19.0 million allowance for credit losses reserve associated with estimated future macroeconomic impacts on credit losses.

•	Annualized net credit losses as a percentage of average net finance receivables for the third quarter of 2022 were 9.1%, a 410 basis point increase compared to 5.0% in the prior-year period and a 100 basis point increase compared to pre-pandemic levels of 8.1% in the third quarter of 2019.

•

As of September 30, 2022, 30+ day contractual delinquencies totaled $116.0 million, or 7.2% of net finance receivables, an increase of 100 basis points compared to June 30, 2022, and a 70 basis point increase from pre-pandemic levels as of September 30, 2019. The 30+ day contractual delinquency compares favorably to the company’s $179.8 million allowance for credit losses as of September 30, 2022.

•

General and administrative expenses for the third quarter of 2022 were $58.2 million, an increase of $10.4 million, or 21.8%, from the prior-year period due to ongoing investment in personnel, marketing, and digital capabilities to support the company’s growth.

•

The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the third quarter of 2022 was 14.9%, a 50 basis point improvement compared to the prior-year period.

•

The company expanded its operations to the states of California and Louisiana in July and September, respectively. The company continues to plan expansion into one to two states over the next four months.

Fourth Quarter 2022 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the fourth quarter of 2022. The dividend will be paid on December 14, 2022 to shareholders of record as of the close of business on November 23, 2022. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of September 30, 2022, the company had net finance receivables of $1.6 billion and debt of $1.2 billion. The debt consisted of:

•	$113.4 million on the company’s $500 million senior revolving credit facility,
•	$122.7 million on the company’s aggregate $300 million revolving warehouse credit facilities, and
•	$1.0 billion through the company’s asset-backed securitizations.

As of September 30, 2022, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $565 million, or 70.6%, and the company had available liquidity of $181.2 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of September 30, 2022, the company’s fixed-rate debt as a percentage of total debt was 81%, with a weighted-average coupon of 2.9% and a weighted-average revolving duration of 2.4 years.

In October 2022, the company closed a $200 million asset-backed securitization with a two-year revolving period. The class A notes received an “AAA” rating by Standard & Poor’s Ratings Services, the first time a senior class of notes in a Regional Management securitization has received S&P’s top rating. Following the transaction, the company’s fixed-rate debt as a percentage of total debt increased to nearly 100%, with a weighted-average coupon of 3.6% and a weighted-average revolving duration of 2.3 years.

During the third quarter, the company held interest rate caps to manage the risk associated with variable rate debt. The interest rate caps were based on one-month LIBOR and reimbursed the company for the difference when one-month LIBOR exceeded the strike rate. The company sold its remaining $100 million of interest rate caps in the third quarter, realizing $2.3 million in lifetime market value gains on the rate caps. As of September 30, 2022, the company no longer maintained interest rate cap protection.

The company had a funded debt-to-equity ratio of 4.0 to 1.0 and a stockholders’ equity ratio of 19.2%, each as of September 30, 2022. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.2 to 1.0, as of September 30, 2022. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 17 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates, including those associated with CECL accounting; the impact of changes in tax laws, guidance, and interpretations, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law. The COVID-19 pandemic may impact Regional Management’s operations and financial condition and may also magnify many of the existing risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations
Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	3Q 22	3Q 21	$	%	YTD 22	YTD 21	$	%
Revenue
Interest and fee income	$116,020	$99,355	$16,665	16.8%	$333,422	$275,427	$57,995	21.1%
Insurance income, net	11,987	9,418	2,569	27.3%	32,751	26,059	6,692	25.7%
Other income	3,445	2,687	758	28.2%	8,998	7,381	1,617	21.9%
Total revenue	131,452	111,460	19,992	17.9%	375,171	308,867	66,304	21.5%

Expenses
Provision for credit losses	48,071	26,096	(21,975)	(84.2)%	124,329	58,007	(66,322)	(114.3)%

Personnel	36,979	29,299	(7,680)	(26.2)%	106,574	86,520	(20,054)	(23.2)%
Occupancy	5,848	6,027	179	3.0%	17,812	17,615	(197)	(1.1)%
Marketing	3,940	2,488	(1,452)	(58.4)%	11,139	9,974	(1,165)	(11.7)%
Other	11,397	9,936	(1,461)	(14.7)%	31,860	25,873	(5,987)	(23.1)%
Total general and administrative	58,164	47,750	(10,414)	(21.8)%	167,385	139,982	(27,403)	(19.6)%

Interest expense	11,863	8,816	(3,047)	(34.6)%	19,368	23,752	4,384	18.5%
Income before income taxes	13,354	28,798	(15,444)	(53.6)%	64,089	87,126	(23,037)	(26.4)%
Income taxes	3,286	6,577	3,291	50.0%	15,256	19,217	3,961	20.6%
Net income	$10,068	$22,221	$(12,153)	(54.7)%	$48,833	$67,909	$(19,076)	(28.1)%
Net income per common share:
Basic	$1.09	$2.25	$(1.16)	(51.6)%	$5.23	$6.66	$(1.43)	(21.5)%
Diluted	$1.06	$2.11	$(1.05)	(49.8)%	$5.01	$6.29	$(1.28)	(20.3)%
Weighted-average common shares outstanding:
Basic	9,195	9,861	666	6.8%	9,329	10,199	870	8.5%
Diluted	9,526	10,544	1,018	9.7%	9,738	10,800	1,062	9.8%
Return on average assets (annualized)	2.5%	7.1%			4.3%	7.8%
Return on average equity (annualized)	13.1%	31.6%			21.7%	32.4%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	3Q 22	3Q 21	$	%
Assets
Cash	$3,140	$8,146	$(5,006)	(61.5)%
Net finance receivables	1,607,598	1,314,233	293,365	22.3%
Unearned insurance premiums	(49,789)	(44,142)	(5,647)	(12.8)%
Allowance for credit losses	(179,800)	(150,100)	(29,700)	(19.8)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,378,009	1,119,991	258,018	23.0%
Restricted cash	113,865	103,999	9,866	9.5%
Restricted available-for-sale investments	20,290	—	20,290	100.0%
Lease assets	30,153	28,891	1,262	4.4%
Deferred tax assets, net	16,836	12,535	4,301	34.3%
Property and equipment	12,370	12,495	(125)	(1.0)%
Intangible assets	11,305	9,184	2,121	23.1%
Other assets	20,582	18,317	2,265	12.4%
Total assets	$1,606,550	$1,313,558	$292,992	22.3%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,241,039	$978,803	$262,236	26.8%
Unamortized debt issuance costs	(9,647)	(10,110)	463	4.6%
Net debt	1,231,392	968,693	262,699	27.1%
Accounts payable and accrued expenses	34,237	36,114	(1,877)	(5.2)%
Lease liabilities	32,468	31,285	1,183	3.8%
Total liabilities	1,298,097	1,036,092	262,005	25.3%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 14,391 shares issued and 9,584 shares outstanding at September 30, 2022 and 14,177 shares issued and 10,007 shares outstanding at September 30, 2021)	1,439	1,418	21	1.5%
Additional paid-in capital	111,530	106,319	5,211	4.9%
Retained earnings	346,083	287,825	58,258	20.2%
Accumulated other comprehensive loss	(456)	—	(456)	(100.0)%
Treasury stock (4,807 shares at September 30, 2022 and 4,170 shares at September 30, 2021)	(150,143)	(118,096)	(32,047)	(27.1)%
Total stockholders’ equity	308,453	277,466	30,987	11.2%
Total liabilities and stockholders’ equity	$1,606,550	$1,313,558	$292,992	22.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables by Product
	3Q 22	2Q 22	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	3Q 21	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$480,199	$455,253	$24,946	5.5%	$419,602	$60,597	14.4%
Large loans	1,116,455	1,059,523	56,932	5.4%	884,271	232,184	26.3%
Retail loans	10,944	10,883	61	0.6%	10,360	584	5.6%
Total net finance receivables	$1,607,598	$1,525,659	$81,939	5.4%	$1,314,233	$293,365	22.3%
Number of branches at period end	338	334	4	1.2%	372	(34)	(9.1)%
Net finance receivables per branch	$4,756	$4,568	$188	4.1%	$3,533	$1,223	34.6%

	Averages and Yields
	3Q 22		2Q 22		3Q 21
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Small loans	$466,087	35.5%	$437,226	35.8%	$394,888	38.9%
Large loans	1,089,225	27.2%	1,023,546	27.4%	836,506	28.9%
Retail loans	10,935	18.5%	10,828	18.3%	10,291	18.8%
Total interest and fee yield	$1,566,247	29.6%	$1,471,600	29.8%	$1,241,685	32.0%
Total revenue yield	$1,566,247	33.6%	$1,471,600	33.4%	$1,241,685	35.9%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	3Q 22 Compared to 3Q 21
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$6,930	$(3,360)	$(606)	$2,964
Large loans	18,259	(3,518)	(1,063)	13,678
Retail loans	30	(7)	—	23
Product mix	751	(492)	(259)	—
Total increase in interest and fee income	$25,970	$(7,377)	$(1,928)	$16,665

	Loans Originated (1)
	3Q 22	2Q 22	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	3Q 21	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$173,269	$171,244	$2,025	1.2%	$173,390	$(121)	(0.1)%
Large loans	243,259	252,572	(9,313)	(3.7)%	245,062	(1,803)	(0.7)%
Retail loans	2,145	2,471	(326)	(13.2)%	2,206	(61)	(2.8)%
Total loans originated	$418,673	$426,287	$(7,614)	(1.8)%	$420,658	$(1,985)	(0.5)%
(1)	Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	3Q 22	2Q 22	3Q 21
Net credit losses	$35,771	$36,700	$15,396
Percentage of average net finance receivables (annualized)	9.1%	10.0%	5.0%
Provision for credit losses	$48,071	$45,400	$26,096
Percentage of average net finance receivables (annualized)	12.3%	12.3%	8.4%
Percentage of total revenue	36.6%	36.9%	23.4%
General and administrative expenses	$58,164	$54,121	$47,750
Percentage of average net finance receivables (annualized)	14.9%	14.7%	15.4%
Percentage of total revenue	44.2%	44.0%	42.8%
Same store results (1):
Net finance receivables at period-end	$1,552,740	$1,466,300	$1,296,746
Net finance receivable growth rate	19.2%	24.7%	22.7%
Number of branches in calculation	315	310	359
(1)	Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency by Aging
	3Q 22		2Q 22		3Q 21
Allowance for credit losses (1)	$179,800	11.2%	$167,500	11.0%	$150,100	11.4%
Current	1,356,134	84.4%	1,306,183	85.6%	1,156,475	88.0%
1 to 29 days past due	135,468	8.4%	124,810	8.2%	96,477	7.3%
Delinquent accounts:
30 to 59 days	32,295	2.0%	26,785	1.8%	20,162	1.6%
60 to 89 days	25,375	1.6%	24,420	1.6%	15,075	1.1%
90 to 119 days	21,720	1.3%	18,557	1.2%	11,202	0.9%
120 to 149 days	17,503	1.1%	12,528	0.8%	8,176	0.6%
150 to 179 days	19,103	1.2%	12,376	0.8%	6,666	0.5%
Total contractual delinquency	$115,996	7.2%	$94,666	6.2%	$61,281	4.7%
Total net finance receivables	$1,607,598	100.0%	$1,525,659	100.0%	$1,314,233	100.0%
1 day and over past due	$251,464	15.6%	$219,476	14.4%	$157,758	12.0%

	Contractual Delinquency by Product
	3Q 22		2Q 22		3Q 21
Small loans	$49,906	10.4%	$41,984	9.2%	$27,928	6.7%
Large loans	64,922	5.8%	51,763	4.9%	32,666	3.7%
Retail loans	1,168	10.7%	919	8.4%	687	6.6%
Total contractual delinquency	$115,996	7.2%	$94,666	6.2%	$61,281	4.7%
(1)	Includes estimated macroeconomic allowance for credit losses of $19,000, $14,900, and $18,100 in 3Q 22, 2Q 22, and 3Q 21, respectively.

	Income Statement Quarterly Trend
	3Q 21	4Q 21	1Q 22	2Q 22	3Q 22	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$99,355	$107,117	$107,631	$109,771	$116,020	$6,249	$16,665
Insurance income, net	9,418	9,423	10,544	10,220	11,987	1,767	2,569
Other income	2,687	2,944	2,673	2,880	3,445	565	758
Total revenue	111,460	119,484	120,848	122,871	131,452	8,581	19,992
Expenses
Provision for credit losses	26,096	31,008	30,858	45,400	48,071	(2,671)	(21,975)
Personnel	29,299	33,313	35,654	33,941	36,979	(3,038)	(7,680)
Occupancy	6,027	6,511	5,808	6,156	5,848	308	179
Marketing	2,488	4,431	3,091	4,108	3,940	168	(1,452)
Other	9,936	11,277	10,547	9,916	11,397	(1,481)	(1,461)
Total general and administrative	47,750	55,532	55,100	54,121	58,164	(4,043)	(10,414)
Interest expense	8,816	7,597	(59)	7,564	11,863	(4,299)	(3,047)
Income before income taxes	28,798	25,347	34,949	15,786	13,354	(2,432)	(15,444)
Income taxes	6,577	4,569	8,166	3,804	3,286	518	3,291
Net income	$22,221	$20,778	$26,783	$11,982	$10,068	$(1,914)	$(12,153)
Net income per common share:
Basic	$2.25	$2.18	$2.81	$1.29	$1.09	$(0.20)	$(1.16)
Diluted	$2.11	$2.04	$2.67	$1.24	$1.06	$(0.18)	$(1.05)
Weighted-average shares outstanding:
Basic	9,861	9,545	9,533	9,261	9,195	66	666
Diluted	10,544	10,177	10,022	9,669	9,526	143	1,018

	Balance Sheet Quarterly Trend
	3Q 21	4Q 21	1Q 22	2Q 22	3Q 22	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,313,558	$1,459,662	$1,497,671	$1,547,944	$1,606,550	$58,606	$292,992
Net finance receivables	$1,314,233	$1,426,257	$1,446,071	$1,525,659	$1,607,598	$81,939	$293,365
Allowance for credit losses	$150,100	$159,300	$158,800	$167,500	$179,800	$12,300	$29,700
Debt	$978,803	$1,107,953	$1,134,377	$1,194,570	$1,241,039	$46,469	$262,236

	Other Key Metrics Quarterly Trend
	3Q 21	4Q 21	1Q 22	2Q 22	3Q 22	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	32.0%	31.4%	30.0%	29.8%	29.6%	(0.2)%	(2.4)%
Efficiency ratio (1)	42.8%	46.5%	45.6%	44.0%	44.2%	0.2%	1.4%
Operating expense ratio (2)	15.4%	16.3%	15.4%	14.7%	14.9%	0.2%	(0.5)%
30+ contractual delinquency	4.7%	6.0%	5.7%	6.2%	7.2%	1.0%	2.5%
Net credit loss ratio (3)	5.0%	6.4%	8.7%	10.0%	9.1%	(0.9)%	4.1%
Book value per share	$27.73	$28.89	$30.47	$31.15	$32.18	$1.03	$4.45
(1)	General and administrative expenses as a percentage of total revenue.
(2)	Annualized general and administrative expenses as a percentage of average net finance receivables.
(3)	Annualized net credit losses as a percentage of average net finance receivables.

	Averages and Yields
	YTD 22		YTD 21
	Average Net Finance Receivables	Average Yield (Annualized)	Average Net Finance Receivables	Average Yield (Annualized)
Small loans	$448,175	35.8%	$383,208	38.2%
Large loans	1,032,273	27.4%	768,803	28.4%
Retail loans	10,796	18.4%	11,537	18.2%
Total interest and fee yield	$1,491,244	29.8%	$1,163,548	31.6%
Total revenue yield	$1,491,244	33.5%	$1,163,548	35.4%

	Components of Increase in Interest and Fee Income
	YTD 22 Compared to YTD 21
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$18,632	$(7,131)	$(1,210)	$10,291
Large loans	56,186	(6,250)	(2,142)	47,794
Retail loans	(101)	12	(1)	(90)
Product mix	2,853	(1,904)	(949)	—
Total increase in interest and fee income	$77,570	$(15,273)	$(4,302)	$57,995

	Loans Originated (1)
	YTD 22	YTD 21	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$481,644	$426,715	$54,929	12.9%
Large loans	682,110	600,871	81,239	13.5%
Retail loans	7,206	5,645	1,561	27.7%
Total loans originated	$1,170,960	$1,033,231	$137,729	13.3%
(1)	Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	YTD 22	YTD 21
Net credit losses	$103,829	$57,907
Percentage of average net finance receivables (annualized)	9.3%	6.6%
Provision for credit losses	$124,329	$58,007
Percentage of average net finance receivables (annualized)	11.1%	6.6%
Percentage of total revenue	33.1%	18.8%
General and administrative expenses	$167,385	$139,982
Percentage of average net finance receivables (annualized)	15.0%	16.0%
Percentage of total revenue	44.6%	45.3%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	3Q 22
Debt	$1,241,039
Total stockholders' equity	308,453
Less: Intangible assets	11,305
Tangible equity (non-GAAP)	$297,148
Funded debt-to-equity ratio	4.0	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.2	x